NEWS RELEASE

STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB ww.standex.com

Contact:

Thomas DeByle, CFO

                    FOR IMMEDIATE RELEASE

(603) 893-9701

e-mail:  InvestorRelations@Standex.com

STANDEX ANNOUNCES LEADERSHIP SUCCESSION PLAN

Roger Fix to Retire as President and CEO at Appointment of Successor

Board Intends to Appoint Fix to Chairman

SALEM, NH – August 8, 2013 . .  . Standex International Corporation (NYSE:SXI) today announced that President and CEO Roger Fix plans to retire upon the appointment of a new chief executive officer.  The board of directors intends to elevate Fix to chairman of the board after the new CEO is in place.  The board of directors has engaged international executive recruiting firm Heidrick & Struggles to conduct the search for the new CEO.  Internal and external candidates are being considered.  The board is focused on candidates with experience in successfully driving organic and external growth, as well as enhancing profitability through operational excellence.  The board expects to complete the search and appoint a new CEO in early calendar 2014.

“On behalf of the Standex board of directors, I would like to thank Roger for his 12 years of dedicated service to the Company,” said board chairman Edward J. Trainor.  “During his time as CEO, Roger completed the major realignment of Standex’s portfolio of companies in line with our focused diversity strategy.  Our operating segments are now larger and more focused, and we have a greater ability to drive profitable growth.  When a new CEO is appointed, I plan to step down as chairman and the board intends to name Roger to lead the board and provide leadership continuity.  We look forward to Roger’s continued involvement as chairman.”

Roger Fix was named president and chief executive officer of Standex and was appointed to the board of directors in January 2003, after having joined the Company in 2001 as president and chief operating officer.

“I would like to thank the board, management team and Standex’s employees around the world for their support in the achievement of our operational and financial goals,” said Fix.  “I am proud of our accomplishments and am confident that we have set the stage for even greater success.  With the realignment of our operating segments completed, we are now well positioned to continue our momentum and take Standex to the next level of growth and profitability.  I look forward to working with Standex’s new CEO, who will be tasked with accelerating our growth strategy.”

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment Group, Engineering Technologies Group, Engraving Group, Electronics Products Group, and Hydraulics Products Group with operations in the United States, Europe, Canada, Australia, Singapore, Mexico, Brazil, Argentina, Turkey, South Africa, India and China. For additional information, visit the Company's website at www.standex.com.

1 Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries.  These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict.  Among the factors that could cause actual results to differ are the impact of implementation of government regulations and programs affecting our businesses, unforeseen legal judgments, fines or settlements, uncertainty in conditions in the financial and banking markets, general domestic and international economy including more specifically increases in raw material costs, the ability to substitute less expensive alternative raw materials, the heavy construction vehicle market, the ability to continue to successfully implement productivity improvements, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations, successful completion and integration of acquisitions and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2012, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the Company with the Securities and Exchange Commission. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date.  While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.